בס"ד

KOF-K
Kosher Supervision

KOSHER CERTIFICATE

SANMING HUA JIAN BIOENGINEERING CO., LTD
666 MING DU BUILDING, NO. 126 SOUTHERN INDUSTRIAL ROAD
SANMING, FUJIAN 365000
CHINA

Date: February 2, 2010
Kof-K ID: CN0001557
Certificate ID: VPRMF-OLG7Z
Product Count: 32

The following product(s) manufactured by SANMING HUA JIAN BIOENGINEERING CO., LTD are certified kosher with the listed restrictions.

Product Name	Status	Restriction	UKD#
ALOE EXTRACT	Parve	**Symbol not required**	KF8W6FW20EZ
BAMBOO LEAF EXTRACT	Parve	**Symbol not required**	KF5G6JEHCCG
CISTANCHE DESERTICOLA EXTRACT	Parve	**Symbol not required**	KFU743YCB67
COCOA EXTRACT	Parve	**Symbol not required**	KFULR98XMHW
COENZYME Q10	Parve	**Symbol not required**	KFE032MDBY6
COFFEE BEAN EXTRACT	Parve	**Symbol not required**	KFWKFNP8D1E
COMMON CNIDIUM FRUIT EXTRACT	Parve	**Symbol not required**	KFJCULBFIHT
ECHINACEA PURPUREA P.E.	Parve	**Symbol not required**	KF5A46O89X8
EPIMEDIUM EXTRACT	Parve	**Symbol not required**	KFZ2MHK6809
GINGER EXTRACT	Parve	**Symbol not required**	KFYA1V5WRU5
GINKGO BILOBA EXTRACT	Parve	**Symbol not required**	KFQ07XGLEZ2
GINSENG ROOT EXTRACT	Parve	**Symbol not required**	KF0KN7VLC50
GREEN TEA EXTRACT	Parve	**Symbol not required**	KF81WU70DGF
GRIFFONIA SEED EXTRACT (5-HTP)	Parve	**Symbol not required**	KFRQSZO7GYD
HUPERZIA SERRATA EXTRACT (HUPERZINE A)	Parve	**Symbol not required**	KFY5OQREZDV
IPECAC EXTRACT	Parve	**Symbol not required**	KFGB13G0M3D
LYCORIS RADIATA EXTRACT (GALANTHAMINE)	Parve	**Symbol not required**	KF1E2JWIMTZ

To verify or for the most up to date certificate please go to www.KosherCertificate.com

This certificate is valid through 12/31/2010

Rabbi Michoel Brukman
Rabbinic Administrator

Powered by iKOSHER

201 The Plaza • Teaneck, NJ 07666 Phone 201-837-0500 • Fax 201-837-0126

בס"ד

KOF-K Kosher Supervision

KOSHER CERTIFICATE

SANMING HUA JIAN BIOENGINEERING CO., LTD
666 MING DU BUILDING, NO. 126 SOUTHERN INDUSTRIAL ROAD
SANMING, FUJIAN 365000
CHINA

Date: February 2, 2010
Kof-K ID: CN0001557
Certificate ID: VPRMF-OLG7Z
Product Count: 32

The following product(s) manufactured by SANMING HUA JIAN BIOENGINEERING CO., LTD are certified kosher with the listed restrictions.

Product Name	Status	Restriction	UKD#
MAGNOLOL EXTRACT	Parve	**Symbol not required**	KFS3Y7N8EM
MARIGOLD EXTRACT (XANTHOPHYLL)	Parve	**Symbol not required**	KFSB7QA6DSA
OLIVE LEAF EXTRACT	Parve	**Symbol not required**	KFKHZV921QD
POLYGONUM CUSPIDATUM EXTRACT (RESVERATROL)	Parve	**Symbol not required**	KFD7KGY3KXV
RAMULUS UNCARIAE CUM UNCIS EXTRACT (RHYNCHOPHYLLINE, ISORHYNCHOPHYLLINE)	Parve	**Symbol not required**	KFRF2DT3730
RED CLOVER EXTRACT	Parve	**Symbol not required**	KFYPUMZ29Q6
REISHI MUSHROOM P.E.	Parve	**Symbol not required**	KFDMFSX2Y34
ROSMARINUS OFFICINALIS EXTRACT	Parve	**Symbol not required**	KFH3U3T3NEX
SALVIA MILTIORRHIZA EXTRACT	Parve	**Symbol not required**	KFTDTZMFZKF
SARCANDRA GLABRA EXTRACT	Parve	**Symbol not required**	KFWD76OT7JA
SOLANESOL	Parve	**Symbol not required**	KFIK2L4Z6Q2
SOYABEAN EXTRACT (SOY ISOFLAVONES)	Parve	**Symbol not required**	KFK4TNYOWDK
STEVIA LEAF P.E. (STEVIOSIDE)	Parve	**Symbol not required**	KFSA98LW7KY
VOACANGA AFRICANA STAPF EXTRACT (TABERSONINE HYDROCHLORIDE)	Parve	**Symbol not required**	KFZRR6PP6HB
YOHIMBINE EXTRACT(YOHIMBINE HYDROCHLORIDE)	Parve	**Symbol not required**	KFS718Z03OR

To verify or for the most up to date certificate please go to www.KosherCertificate.com

This certificate is valid through 12/31/2010

Rabbi Michoel Brukman
Rabbinic Administrator

Powered by KOSHER

201 The Plaza • Teaneck, NJ 07666 Phone 201-837-0500 • Fax 201-837-0126